Exhibit 10.29

2701 E Grauwyler Rd MS 22 Irving, TX 75061 972-821-4806

December 3, 2007

AMENDED

Mr. Steven L. Sims

1202 Coventry Lane

Duncanville, TX 75137

Dear Steve:

We are pleased to offer you employment with BancTec as Vice President, Corporate Controller and Chief Accounting Officer effective January 1, 2008. In this position, you will report to Jeffrey Cushman, SVP and Chief Financial Officer. Your compensation package includes:

•      $175,000 annual base

•      Bonus potential 50% of salary (based on objectives determined by CEO/CFO within 90 days of hire)

•      20,000 BancTec Stock Options

•      4 weeks vacation

•                  Severance - 6 months for reasons other than cause or transfer of your principal place of employment to a location more than 50 miles away from the Company’s current headquarters

You will be eligible to participate in the benefits package available to BancTec employees. Some highlights of this package are:

•      Medical, dental, vision and life insurance

•      401(k) Plan

•      Nine paid holidays plus one (1) Diversity Day

This offer is contingent upon receiving favorable results from your background investigation and drug test.

Please note that if you accept this offer, you have up to 31 days from your first day of employment to enroll in BancTec’s health, dental, additional life, additional AD&D and/or other related benefit plans. If you do not sign up for BancTec’s benefit plans within the first 31 days of employment, you will not have another opportunity to do so until the company’s next official Open Enrollment period unless you have a qualified “change in status.” The benefits plans you choose during this initial enrollment period will go into effect on the 31st calendar day after your date of hire.

We look forward to your joining our company as we feel you can make a tremendous contribution to our team. Please indicate your acceptance by signing and returning this letter to Brenda Gossett, your Human Resources Representative, within 5 working days or this offer will be void. Please return your Post Employment form with this letter. Please return your W-4 withholdings and I-9 form along with the required documents by your first day of employment. Our fax number is (972) 821-4877.

December 10, 2007

Be advised that this is not an employment contract. Your employment is not for any specific time and may be terminated at will, with or without cause and without prior notice, by the Company or you may resign for any reason at any time.

Sincerely,

/s/ Kathy Dodson
Kathy Dodson	Acceptance:	/s/ Steven L. Sims
Director, Human Resources
	Start Date:	1-1-2008